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            EMPLOYMENT AND NONCOMPETITION AGREEMENT


          THIS EMPLOYMENT AND NONCOMPETITION AGREEMENT (the "Agreement") is made and entered into as of May 18, 1994, by and between Cashmere Manufacturing Co., Inc., a Washington corporation (the "Company"), and John M. Eder (the "Employee").

                                    RECITALS

     A. Employee is a shareholder and an employee of the Company.

     B. PCT Holdings, Inc., a Washington corporation ("PCT Holdings"), the Company, Employee, Herman L. "Jack" Jones, Fred
R. Paquette and Dan A. Paquette have entered into a Stock Purchase Agreement dated as of May 19, 1994 (the "Purchase Agreement"), pursuant to which PCT Holdings is purchasing from Employee and others all of the outstanding shares of capital stock of the Company (the "Shares").

     C. Employee has knowledge of the affairs, operations, trade secrets, customers and other proprietary information and data of the Company and has developed a unique and special expertise in the Company's business, and the execution of this Agreement by Employee is a material inducement for PCT Holdings' execution of the Purchase Agreement and purchase of the Shares.

     D. The Company desires to retain Employee's services, and Employee desires to provide such services to the Company, on the terms and conditions set forth in this Agreement.

     F. The Company requires that Employee not compete with the Company or its affiliates, on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the covenants and promises contained in this Agreement, the parties agree as follows:

          1.   Employment.  The Company employs Employee and
Employee accepts such employment, upon the terms and conditions of this Agreement.

          2. Term. The term of Employee's employment under this Agreement (the "Term") shall begin on the date of this Agreement and continue through the third anniversary of this Agreement, or the date on which such employment is earlier terminated as set forth below.


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          3. Salary. For services rendered by Employee under this Agreement, the
Company agrees to pay Employee, and Employee agrees to accept, during the term of his employment, salary at the rate of $6,500 per month, less all amounts required by law to be withheld, deducted or collected, payable in accordance with the Company's payroll policies, as such policies may be changed from time to time.

          4. Transportation. The Company will provide transportation for Mr. Eder at company expense as necessary to perform his executive duties and sales function.

          5. Benefits. The Company shall make available to Employee, during the term of his employment, all employee benefits made available by the Company to its employees having comparable responsibility as Employee, or to its employees generally, provided that Employee qualifies therefor, on the same basis with respect to requirements for employee contributions as are applicable to other employees of the Company.

          6.   Expenses.  The Company shall pay or reimburse
Employee for reasonable out-of-pocket expenses required by the Company in connection with the performance of his services under this Agreement upon presentation of appropriate documentation.

          7. Duties. Employee agrees to perform such duties as may reasonably be prescribed from time to time by the officers and directors of the Company, commensurate with the abilities, experience and know-how of Employee.

          8.   Termination of Employment.  Employee's
employment may be terminated at any time by mutual agreement of the parties, or as otherwise provided in this section.

                 8.1 Termination for Cause. The Company may terminate Employee's employment without notice at any time for cause. For purposes of this Agreement, cause for termination shall include: continued neglect, after notice thereof, or willful misconduct by Employee with respect to his duties and obligation under this Agreement; unauthorized expenditure of the Company's funds; unethical business practices in connection with the Company's business; misappropriation of the Company's assets; any material breach by Employee of any term or provision of this Agreement; any act or action of Employee during the term of this Agreement involving embezzlement, dishonesty related to the Company or the Company's business, or habitual use of alcohol or drugs; conviction of any felony; or any similar or related act or failure to act by Employee. Upon termination for cause, Employee shall not be entitled to payment of any compensation other than salary and accrued benefits under this Agreement earned up to the date of such termination.


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                 8.2 Death. In the event of Employee's death while he is
employed by the Company pursuant to this Agreement, the Company shall have no further obligations under this Agreement, other than to pay to the estate of Employee any unpaid compensation through the last day on which he performed services for the Company.

                 8.3 Permanent Disability. In the event of the Permanent Disability (as defined below) of Employee during the term of this Agreement, the Company shall have the right, by giving written notice to Employee after the Company's long-term disability plan has taken effect, to terminate Employee's employment, effective upon receipt of such notice. Upon such termination, the Company shall have no further obligations under this Agreement, other than to pay any unpaid compensation through the date of termination. "Permanent Disability" shall be deemed to occur upon the first to occur of any of the following:

                    (a) The receipt by the Company of a written certificate from a physician approved by the Company stating that, based upon examination of Employee by such physician, it is the physician's opinion that, for a period of at least three consecutive months from the date of certification, Employee is and will be substantially unable to perform his customary duties for the Company or that it would seriously impair Employee's physical or mental health to perform such duties. The Company may require in writing that Employee submit to such examinations by giving written notice thereof to Employee. The expense of any such examinations will be borne by the party requesting the examinations.

                    (b) The failure or refusal of Employee to submit to any examination required by the Company pursuant to clause (a) above within 15 days after the date on which Employee receives a written notice from the Company.

                    (c) The adjudication of Employee as incompetent or disabled and the appointment of a conservator or guardian for Employee or Employee's property by a court of competent jurisdiction.

          9. Confidentiality. Employee agrees not to directly or indirectly disclose or make available for use to anyone other than the Company or its affiliates, either during or after the Term, any Confidential Information (as defined below) known to Employee as a result of his relationship with the Company or its affiliates, except as required in Employee's performance of services for the Company or as authorized in writing by the Company. "Confidential Information" means, but is not limited to, all designs, know-how, software, hardware, manuals, drawings, trade secrets, calculations, research, specifications, customer lists, supplier lists, costs, marketing materials, business and financial records, and all other information related to the

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business or prospective business of the Company or its affiliates. Confidential
Information does not include information that is (i) generally or readily available to the public, (ii) publicly known or becomes publicly known through no fault of Employee, or (iii) received from a third party without violation of a nondisclosure obligation.

          10. Return of Confidential Records. All tangible forms of information and all physical property made or compiled by Employee prior to or during the Term containing or relating in any way to Confidential Information shall be the Company's exclusive property. All such materials and any copies thereof shall be held by Employee in trust and solely for the benefit of the Company and shall be delivered to the Company upon termination of Employee's relationship with the Company or at any other time upon the Company's request.

          11. Noncompetition Covenant. During the Term and for a period of one year thereafter, Employee agrees that he will not directly or indirectly engage in or perform any services, whether an employment, consulting or advisory basis, or own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, management, operation or control of any business or undertaking that is competitive with the business of the Company or any of its affiliates in the United States.

          12. Nonsolicitation Covenant. During the Term, and for two years thereafter, Employee agrees that he will not directly or indirectly solicit, divert, take away or attempt to solicit, divert or take away any customers, clients or business of the Company or its affiliates or endeavor to entice away from the Company or its affiliates any of the employees of the Company or its affiliates with whom Employee had dealings during the Term.

          13.  Remedies.

                13.1 Equitable Relief. The parties agree that damages would be an inadequate remedy for any violation by Employee of Sections 8, 9, 10 and 11 above, and Employee specifically agrees that injunctive or other equitable relief, including without limitation specific performance, would be appropriate, and consents to the same in the event of a material breach of Sections 8, 9, 10 and 11.

                13.2     Other Remedies.  In addition to the
remedies set forth in Section 13.1, the Company shall be entitled to pursue any remedies available in law or equity in the event of any material breach by Employee of any of the provisions of this Agreement.


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          14.  Governing Law.  This Agreement shall be governed
by, construed and enforced in accordance with the laws of the State of Washington.

          15. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient in writing and personally delivered, sent by facsimile transmission, or mailed by registered or certified mail, return receipt requested, to a party at the address or number set forth for the party below, or to such other address or number as may be designated from time to time by written notice.

          16. Attorneys' Fees. In the event of any dispute between the parties concerning the subject matter of this Agreement, the substantially prevailing party shall be entitled to an award of costs and reasonable attorneys' fees.

          17. Amendments and Waivers. This Agreement may not be amended or otherwise modified, except in a writing executed by both parties. No provision of this Agreement may be waived and no waiver of breach shall constitute a subsequent waiver of the same or another breach.

          18. No Assignment. Neither this Agreement nor the rights or duties of either party may be assigned by either party without the prior written consent of the other party, except that the Company may assign its rights and obligations hereunder without consent to an affiliate or successor or to a third party in the event of the sale of substantially all of the capital stock or assets of the Company.

          19. Entire Agreement; Separability. This Agreement reflects the entire understanding of the parties with respect to the subject matter hereof. Any term or provision of this Agreement that is found to be invalid or unenforceable by a court of competent jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

          This Agreement has been executed as of the date set forth above.

                                   EMPLOYEE:


                              /s/ JOHN M. EDER
                              -------------------------------
                              JOHN M. EDER

                              Address: 4222 Knowles Road
                                       Wenatchee, WA  98801

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                              THE COMPANY:

                              CASHMERE MANUFACTURING, INC.


                              By  /s/ JACK JONES
                                -----------------------------
                                JACK JONES
                                PRESIDENT

                              Address:  102 Maple Street
                                        Cashmere, WA 98815



                              WITNESS:

                              PCT HOLDINGS, INC.


                              By /s/ DONALD A. WRIGHT
                                -----------------------------
                                Its President

                              Address:  434 Olds Station
                                        Wenatchee, WA 98801